UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

EASTMAN CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN	37662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 229 - 2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Background

As reported in Eastman Chemical Company’s (“Eastman” or “the Company”) current report on Form 8-K dated September 11, 2014, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Taminco Corporation (“Taminco”) and Stella Merger Corp., a wholly-owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will merge with and into Taminco, with Taminco surviving the merger as a wholly-owned subsidiary of the Company and each outstanding share of common stock (other than shares pursuant to which dissenters’ rights have been properly exercised) of Taminco canceled and converted automatically into the right to receive $26.00 in cash (the “Acquisition”). As previously reported, to provide a portion of the funding necessary to complete the Acquisition the Company entered into an agreement with Citigroup Global Markets, Inc (“Citi”) which contained commitments for a $2.75 billion senior unsecured bridge term loan. As described below, the loan commitment was syndicated with a group of banks into two loan facilities: a $1 billion five-year senior term loan agreement and a $1.75 billion senior bridge term loan agreement. The bridge term loan facility commitments were terminated upon entry into these two loan agreements. Concurrently with entry into the two Acquisition-related loan agreements, the Company amended its revolving credit agreement as described below.

Item 1.01.	Entry into Material Definitive Agreements

Term Loan Agreement

On October 9, 2014, the Company entered into a Five-Year Senior Term Loan Credit Agreement (the “Term Loan Agreement”) with the initial lenders named therein; Citibank, N.A. (“Citibank”) as administrative agent; Citi, J.P. Morgan Securities LLC (“JPMorgan”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) as joint lead arrangers; Bank of America, N.A. (“B of A”) as documentation agent; and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as syndication agent.

The Term Loan Agreement provides for a $1.0 billion term loan facility, the proceeds of which are expected to be used to partially fund completion of the Acquisition, including repaying certain outstanding indebtedness of Taminco and Acquisition fees and expenses.

Funding under the Term Loan Agreement is subject to customary conditions for financings of this type. In addition, funding is also subject to the closing of the Acquisition.

Borrowings under the Term Loan Agreement will be unsecured, and will bear interest at a variable base rate or a variable Eurodollar rate based on the London Interbank Offered Rate (“LIBOR”), at Eastman’s election. Interest on base rate loans will be at varying spreads above quoted market rates, depending on Eastman’s unsecured credit rating. Interest on Eurodollar rate loans will be determined by reference to LIBOR plus an applicable margin, depending on Eastman’s unsecured credit rating.

Borrowings under the Term Loan Agreement will amortize in quarterly installments from the date of borrowing as follows: (1) 0% annually in the first year after the date of borrowing; (2) 20% annually in the second year after the date of borrowing; (3) 25% annually in the third and fourth years after the date of borrowing; and (4) 30% annually in the fifth year after the date of borrowing. Borrowings outstanding under the Term Loan Agreement will be due and payable five years from the date of closing of the Acquisition.

The Term Loan Agreement contains customary events of default, representations, warranties, and covenants, including the maintenance of a ratio of Debt to Consolidated EBITDA (as defined in the Term Loan Agreement) for any four consecutive quarters of not greater than: (i) 4.0 to 1 through December 30, 2015; (ii) 3.75 to 1 commencing on December 31, 2015; and (iii) 3.5 to 1 commencing on December 31, 2016. Eastman has agreed to pay the lenders customary fees, including a commitment fee based upon the undrawn portion of commitments under the Term Loan Agreement.

The foregoing description of the material terms of the Term Loan Agreement is qualified in its entirety by the Term Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Bridge Loan Agreement

On October 9, 2014, Eastman entered into a Senior Bridge Term Loan Credit Agreement (the “Bridge Loan Agreement”) with the initial lenders named therein, Citibank as administrative agent, Citi as lead arranger, B of A as documentation agent, and JPMorgan Chase as syndication agent.

The Bridge Loan Agreement provides for a $1.75 billion bridge loan facility, any proceeds of which are expected to be used to partially fund completion of the Acquisition, including repaying certain outstanding indebtedness of Taminco and Acquisition fees and expenses. The commitments of the lenders under the Bridge Loan Agreement will be reduced on a dollar-for-dollar basis by proceeds to Eastman from any public offering of its debt securities.

Borrowing under the Bridge Loan Agreement is subject to customary conditions for financings of this type. In addition, funding is also subject to the closing of the Acquisition. Any borrowings outstanding under the Bridge Loan Agreement would be due and payable on the date that is 364 days from the date of closing of the Acquisition.

Any borrowings by Eastman under the Bridge Loan Agreement will be unsecured, and will bear interest at a variable base rate or a variable Eurodollar rate based on LIBOR, at Eastman’s election. Interest on base rate loans will be at varying spreads above quoted market rates, depending on Eastman’s unsecured credit rating and the number of days from the closing date of the Acquisition. Interest on Eurodollar rate loans will be determined by reference to LIBOR plus an applicable margin, depending on Eastman’s unsecured credit rating and the number of days from the closing date of the Acquisition.

In connection with entering into the Bridge Loan Agreement, Eastman has agreed to pay the lenders thereunder customary fees, including: (1) a commitment fee based upon the undrawn portion of commitments under the Bridge Loan Agreement; (2) a duration fee equal to a specified percentage of the aggregate principal amount of the outstanding borrowings under the Bridge Loan Agreement, if any, and (3) a funding fee based upon the aggregate amount of the outstanding borrowings under the Bridge Loan Agreement, if any.

The Bridge Loan Agreement contains customary events of default, representations, warranties, and covenants, including a financial covenant that requires Eastman to comply with a leverage ratio specified in the Bridge Loan Agreement.

The foregoing description of the material terms of the Bridge Loan Agreement is qualified in its entirety by the Bridge Loan Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Amended Revolving Credit Agreement

On October 9, 2014, Eastman also entered into an amendment and restatement (the “Amendment”) of its $1.0 billion revolving credit facility, dated as of October 31, 2013, with the initial lenders named therein and Citibank as administrative agent; Citi and JPMorgan as joint lead arrangers; JPMorgan Chase as syndication agent; and B of A, Barclays Bank PLC, The Royal Bank of Scotland PLC, and Wells Fargo Bank, National Association as documentation agents (the “Revolving Credit Agreement”). The Amendment (i) increases availability under the Revolving Credit Agreement from $1.0 billion to $1.25 billion; (ii) extends the maturity date of borrowings under the Revolving Credit Agreement from October 31, 2018 until October 9, 2019; and (iii) revises the requirement to maintain a ratio of Debt to Consolidated EBITDA to conform to the requirement under the Term Loan Agreement described above. Except as described above, the Amendment did not materially change any of the terms and conditions of the Revolving Credit Agreement. The Revolving Credit Agreement is filed as Exhibit 10.01 to the Company’s current report on Form 8-K dated October 31, 2013 and is described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity, Capital Resources, and Other Financial Information - Liquidity and Capital Resources” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the Amendment, which is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference.

Some of the potential lenders under each of the Term Loan Agreement, the Bridge Loan Agreement, and the Amendment (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Eastman and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Eastman and its subsidiaries and affiliates for such services.

Item 2.03.	Creation of Direct Financial Obligations

The information contained under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

10.1	Five-Year Senior Term Loan Credit Agreement, dated as of October 9, 2014, by and among Eastman Chemical Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as syndication agent.*

10.2	Senior Bridge Term Loan Credit Agreement, dated as of October 9, 2014, by and among Eastman Chemical Company, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., as lead arranger, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, N.A., as syndication agent.*

10.3	Second Amended and Restated Five-Year Credit Agreement, dated as of October 9, 2014, among Eastman Chemical Company, the initial lenders named therein, and Citibank N.A., as administrative agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., Barclays Bank PLC, The Royal Bank of Scotland PLC, and Wells Fargo Bank, National Association, as documentation agents.*

*	Schedules and exhibits have been omitted from these exhibits and are not filed herewith. The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

	By:	/s/ Scott V. King
	Name:	Scott V. King
	Title:	Vice President, Finance and Chief Accounting Officer

Date: October 15, 2014